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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): December 9, 2002
                                                         ----------------


                                 MATRITECH, INC.
         --------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


                                    DELAWARE
     ----------------------------------------------------------------------
                 (State or other jurisdiction of incorporation)

         1-12128                                     4-2985132
------------------                       -----------------------------------
(Commission File Number)                  (IRS Employer Identification No.)


        330 NEVADA STREET, NEWTON, MASSACHUSETTS  02160  USA
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      (Address of principal executive offices)        (Zip Code)


               Registrant's telephone number, including area code:

                                 (617) 928-0820
                                 --------------

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ITEM 5.  OTHER EVENTS.


PRIVATE PLACEMENT. On December 9, 2002, Matritech, Inc. ("Matritech") completed a private placement of an aggregate of 222,077 units, at a purchase price equal to $5.31 per unit (the "Units"), pursuant to several Common Stock and Warrant Purchase Agreements by and between the Company and certain investors (the "Purchasers"). Each Unit consists of (i) 3 shares of Matritech common stock and
(ii) a warrant to purchase one share of Matritech common stock exercisable at $2.30 per share on or before December 9, 2005, the warrant's termination date. The warrants are callable by Matritech if its common stock trades at $4.60 for thirty consecutive trading days. The Units were offered and sold only to "accredited investors," as defined in Regulation D promulgated under the Securities Act of 1933, as amended. Matritech has received net proceeds of approximately $1.14 million from the private placement after deducting the estimated expenses of the transaction. Matritech will pay a brokerage fee in the amount of $15,900.00 for the sale of 60,000 Units to a Purchaser.

Matritech has agreed to file a registration statement with the Securities and Exchange Commission covering the resale from time to time of the shares to be issued in connection with this private placement, including the 666,231 shares of common stock included in the Units and the 222,077 shares of common stock underlying the warrants issued as part of the Units. Matritech has agreed to file this registration statement within 45 days after the closing of the sale of the Units.

Matritech intends to use the net proceeds from this private placement for ongoing in vitro diagnostic development, marketing, clinical trials, working capital, capital expenditures and general corporate purposes.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (c)    Exhibits

         4.1 Form of Common Stock and Warrant Purchase Agreement between Matritech and each of the Purchasers
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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized, in the City of Newton, Commonwealth of Massachusetts, on this 9th day of December, 2002.

                                      MATRITECH, INC.


                                      By: /s/ Stephen D. Chubb
                                          -------------------------------------
                                          Name:    Stephen D. Chubb
                                          Title:   Chief Executive Officer


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                                  EXHIBIT INDEX

                                                                  PAGE NUMBER IN
                                                                   SEQUENTIALLY
EXHIBIT NUMBER                    DESCRIPTION                      NUMBERED COPY
--------------                    -----------                      -------------
      4.1          Form of Common Stock and Warrant Purchase            5
                   Agreement between Matritech and each of the Purchasers